Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

GenFlat Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.001 per share	Other	700,000 (2)	$6.00 (3)	$4,200,000	0.00015310	$643.02
Equity	Common stock, par value $0.001 per share	Other	800,000 (4)	$5.23(5)	$4,184,000	0.00015310	$640.57

Total Offering Amounts					$8,384,000		$1,283.59

Total Fee Offsets							—

Net Fee Due							$1,283.59

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the GenFlat Holdings, Inc. 2020 Equity Incentive Plan - Restated (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding shares of common stock of the registrant.

(2)	Represents 700,000 shares of common stock underlying options issued under the GenFlat Holdings, Inc. 2020 Plan outstanding as of May 27, 2025 (the “Option Shares”).

(3)	Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is equal to $6.00, which is the exercise price of the Option Shares.

(4)	Represents 800,000 shares of common stock reserved for issuance under the 2020 Plan.

(5)	Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $5.23 was computed by averaging the bid and ask prices of the registrant’s common stock as reported on the over-the-counter trading market on May 23, 2025.